EXHIBIT 99.1
PRESS RELEASE

Contacts: Kite Realty Group Trust Dan Sink Chief Financial Officer (317) 577-5609 dsink@kiterealty.com	Kite Realty Group Trust Adam Chavers Director of Investor Relations (317) 713-5684 achavers@kiterealty.com

Kite Realty Group Trust Reports
First Quarter 2010 Results

Highlights

•	Funds From Operations (FFO) was $0.10 per diluted share for the first quarter of 2010.

•	Cash and availability under the credit facility was approximately $72 million at quarter end.

•	23 new leases and renewals for 345,600 square feet were executed during the quarter.

•	All remaining 2010 debt maturities were refinanced or extended.

•	Operating retail portfolio was 90% leased at quarter end.

Indianapolis, Ind., May 5, 2010 – Kite Realty Group Trust (NYSE: KRG) (the “Company”) today announced results for its first quarter ended March 31, 2010.  Financial statements and exhibits attached to this release include results for the three months ended March 31, 2010 and 2009.

Financial and Operating Results

For the three months ended March 31, 2010, funds from operations (FFO), a widely accepted supplemental measure of REIT performance established by the National Association of Real Estate Investment Trusts, was $7.1 million for the Kite Portfolio, or $0.10 per diluted share.  In the first quarter of 2009, FFO for the Kite Portfolio was $8.3 million, or $0.20 per diluted share.  The decrease in diluted FFO per share between years was primarily a result of the dilution from the issuance of 28.8 million shares in the Company’s May 2009 common share offering as well as lower gains on sales of land and outlot parcels of $0.6 million.

FFO allocable to the Company for the first quarter of 2010 was $6.3 million compared to $6.7 million for the same period of the prior year.

The Company’s total revenue for the first quarter of 2010 was $25.6 million, down from $30.2 million for the same period in 2009.  This decrease was primarily a result of lower construction activity ($4.3 million) and lower gains on sales of land and outlot parcels ($0.6 million).  The Company recorded a net loss of $1.1 million for the first quarter of 2010, compared to net income of $0.7 million in the prior year.  The decline reflects higher depreciation charges of $1.1 million, lower construction activity and lower gains on land and outlot sales.

John A. Kite, Kite Realty Group’s Chairman and Chief Executive Officer said, “We posted another strong quarter of leasing activity, and operating results in the quarter met our expectations.  The leasing environment continues to improve, and we are diligently working to capitalize on opportunities.  We remain focused on further strengthening our balance sheet, increasing occupancy in our operating portfolio and completing our in-process developments.”

Operating Portfolio

As of March 31, 2010, the Company owned interests in 51 retail operating properties totaling approximately 8.4 million square feet.  The owned gross leasable area (“GLA”) in the Company’s retail operating portfolio was 90.0% leased as of March 31, 2010, compared to 90.1% leased as of the end of the prior quarter.

In addition, the Company owns four commercial operating properties totaling approximately 499,200 square feet.  As of March 31, 2010, the owned net rentable area of the commercial operating portfolio was unchanged from the prior quarter at 96.2% leased.  For the combined retail and commercial operating portfolio, the leased percentage was 90.6% as of March 31, 2010, compared to 90.7% at the end of the prior quarter.

On a same property basis, the leased percentage of the Company’s 52 operating properties was 90.6% at March 31, 2010 and 91.7% at March 31, 2009.  Same property net operating income for these properties decreased 2.9% in the first quarter of 2010 compared to the same period in the prior year.  Same store NOI growth will be positively impacted in the latter half of 2010 by rent from recently executed junior anchor leases.

Leasing Activities

During the first quarter of 2010, the Company executed 23 new and renewal leases totaling 345,600 square feet.  New leases were signed with 12 tenants for approximately 53,100 square feet of GLA and represent a 5.4% cash rent spread.  A total of 11 leases for 292,500 square feet were renewed during the quarter.  Rental rates for these renewals were approximately 0.3% below previous rents.  The renewal production includes the 237,500 square foot lease with Macy’s at Glendale Town Center.

The Company is currently in various stages of negotiations for 40 new and renewal leases with tenants for a total of approximately 200,000 square feet.

Development Activities

As of March 31, 2010, the Company owned interests in two projects under construction that are expected to total approximately 297,700 owned square feet.  The total estimated cost of these projects is approximately $87 million, of which approximately $78 million had been incurred as of March 31, 2010.  The Company also has five properties in redevelopment representing a total of approximately 493,800 square feet.

Financing Activities

As previously announced, the Company has satisfied all of its 2010 debt maturities.  During the quarter, the Company completed the following financing activities:

•
The South Elgin Commons loan was reduced to a balance of $9.4 million. The maturity date was extended to September 2013 at an interest rate of LIBOR plus 325 basis points, subject to a LIBOR floor of 2.0%.

•	The construction loan on Cobblestone Plaza was reduced to a balance of $28 million and the maturity date was extended to February 2013 at an interest rate of LIBOR plus 350 basis points.

•	The Shops at Rivers Edge loan was reduced to a balance of $14.3 million and the maturity date was extended to February 2013 at an interest rate of LIBOR plus 400 basis points.

These loan extensions were completed with an average 9% paydown of the outstanding balances at the date of the extensions.

Distributions

On March 16, 2010, the Board of Trustees declared a quarterly cash distribution of $0.06 per common share for the quarter ended March 31, 2010 to shareholders of record as of April 7, 2010.  This distribution was paid on April 16, 2010.  The Board of Trustees continues to evaluate current economic and market conditions and anticipates declaring a quarterly cash distribution for the quarter ending June 30, 2010 later in the second quarter.

FFO Guidance

The Company is reaffirming its earnings and FFO guidance for the year ending December 31, 2010 in a range $0.42 to $0.47 per diluted share.  Following is a reconciliation of net income per common share to diluted FFO per share:

Guidance Range for 2010	Low	High
Diluted net income per share	$0.00	$0.05

Depreciation and amortization of consolidated and unconsolidated entities	0.42	0.42
Diluted FFO per share	$0.42	$0.47

Funds From Operations

The Company’s business is the ownership, operation and management of real estate.  It believes that Funds From Operations (FFO) is helpful to investors when measuring operating performance because it excludes various items that are considered in the determination of net income that do not relate to or are not indicative of operating performance, such as gains or losses from sales of operating properties and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. A reconciliation of net income to FFO is included in the attached table.

Earnings Conference Call

Management will host a conference call on Thursday, May 6, 2010 at 1:00 p.m. EDT to discuss financial and operating results for the quarter ended March 31, 2010.  A live webcast of the conference call will be available online on the Company’s corporate website at www.kiterealty.com.  The dial-in numbers are (800) 299-9086 for domestic callers and (617) 786-2903 for international callers (passcode 39183577).  In addition, a telephonic replay of the call will be available until August 5, 2010.  The replay dial-in telephone numbers are (888) 286-8010 for domestic callers and (617) 801-6888 for international callers (passcode 39636268).

About Kite Realty Group Trust

Kite Realty Group Trust is a full-service, vertically integrated real estate investment trust engaged in the ownership, operation, management, leasing, acquisition, construction, expansion and development of high quality neighborhood and community shopping centers in selected growth markets in the United States.  The Company owns interests in a portfolio of operating retail properties, retail properties under development, operating commercial properties, a related parking garage, and parcels of land that may be used for future development of retail or commercial properties.

Safe Harbor

This annual report contains certain statements that are not historical fact and may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of the Company to differ materially from historical results or from any results expressed or implied by such forward-looking statements, including, without limitation: national and local economic, business, real estate and other market conditions, particularly in light of the current recession; financing risks, including the availability of and costs associated with sources of liquidity; the Company’s ability to refinance, or extend the maturity dates of, its indebtedness; the level and volatility of interest rates; the financial stability of tenants, including their ability to pay rent and the risk of tenant bankruptcies; the competitive environment in which the Company operates; acquisition, disposition, development and joint venture risks; property ownership and management risks; the Company’s ability to maintain its status as a real estate investment trust (“REIT”) for federal income tax purposes; potential environmental and other liabilities; impairment in the value of real estate property the Company owns; risks related to the geographical concentration of our properties in Indiana, Florida and Texas; and other factors affecting the real estate industry generally.  The Company refers you the documents filed by the Company from time to time with the Securities and Exchange Commission, specifically the section titled “Business Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, which discuss these and other factors that could adversely affect the Company’s results.  The Company undertakes no obligation to publicly update or revise these forward-looking statements (including the FFO and net income estimates), whether as a result of new information, future events or otherwise.

Kite Realty Group Trust
Condensed Consolidated Balance Sheets
(Unaudited)

	March 31, 2010	December 31, 2009
Assets:
Investment properties, at cost:
Land	$225,757,328	$226,506,781
Land held for development	27,546,315	27,546,315
Buildings and improvements	748,796,271	736,027,845
Furniture, equipment and other	5,066,184	5,060,233
Construction in progress	174,450,987	176,689,227
	1,181,617,085	1,171,830,401
Less: accumulated depreciation	(133,897,398)	(127,031,144)
	1,047,719,687	1,044,799,257
Cash and cash equivalents	14,573,549	19,958,376
Tenant receivables, including accrued straight-line rent of $8,653,383 and $8,570,069, respectively, net of allowance for uncollectible accounts	16,934,791	18,537,031
Other receivables	6,673,716	9,326,475
Investments in unconsolidated entities, at equity	10,799,782	10,799,782
Escrow deposits	14,280,004	11,377,408
Deferred costs, net	21,453,876	21,509,070
Prepaid and other assets	5,792,437	4,378,045
Total Assets	$1,138,227,842	$1,140,685,444

Liabilities and Equity:
Mortgage and other indebtedness	$661,750,296	$658,294,513
Accounts payable and accrued expenses	33,641,574	32,799,351
Deferred revenue and other liabilities	18,424,897	19,835,438
Total Liabilities	713,816,767	710,929,302
Commitments and contingencies
Redeemable noncontrolling interests in the Operating Partnership	46,742,082	47,307,115
Equity:
Kite Realty Group Trust Shareholders’ Equity:
Preferred Shares, $.01 par value, 40,000,000 shares authorized, no shares issued and outstanding	—	—
Common Shares, $.01 par value, 200,000,000 shares authorized 63,200,556 shares and 63,062,083 shares issued and outstanding at March 31, 2010 and December 31, 2009, respectively	632,006	630,621
Additional paid in capital	450,021,883	449,863,390
Accumulated other comprehensive loss	(5,763,256)	(5,802,406)
Accumulated deficit	(74,480,761)	(69,613,763)
Total Kite Realty Group Trust Shareholders’ Equity	370,409,872	375,077,842
Noncontrolling Interests	7,259,121	7,371,185
Total Equity	377,668,993	382,449,027
Total Liabilities and Equity	$1,138,227,842	$1,140,685,444

Kite Realty Group Trust
Condensed Consolidated Statements of Operations
For the Three Months Ended March 31, 2010 and 2009
(Unaudited)

	Three Months Ended March 31,
	2010	2009
Revenue:
Minimum rent	$17,735,211	$17,934,500
Tenant reimbursements	4,841,261	4,538,087
Other property related revenue	1,099,812	1,590,004
Construction and service fee revenue	1,879,350	6,148,995
Total revenue	25,555,634	30,211,586
Expenses:
Property operating	4,574,352	5,275,713
Real estate taxes	3,376,314	2,735,650
Cost of construction and services	1,758,318	5,559,316
General, administrative, and other	1,375,970	1,343,080
Depreciation and amortization	8,544,855	7,461,062
Total expenses	19,629,809	22,374,821
Operating income	5,925,825	7,836,765
Interest expense	(7,096,863)	(6,776,508)
Income tax expense of taxable REIT subsidiary	(25,836)	(37,952)
Income from unconsolidated entities	—	31,500
Other income, net	65,750	48,884
(Loss) income from continuing operations	(1,131,124)	1,102,689
Loss from discontinued operations	—	(216,711)
Consolidated net (loss) income	(1,131,124)	885,978
Net loss (income) attributable to noncontrolling interests	56,444	(184,736)
Net (loss) income attributable to Kite Realty Group Trust	$(1,074,680)	$701,242

(Loss) income per common share – basic and diluted
(Loss) income from continuing operations attributable to Kite Realty Group Trust common shareholders	$(0.02)	$0.03
Loss from discontinued operations attributable to Kite Realty Group Trust common shareholders	—	(0.01)
Net (loss) income attributable to Kite Realty Group Trust common shareholders	$(0.02)	$0.02

Weighted average common shares outstanding - basic	63,121,498	34,184,305
Weighted average common shares outstanding - diluted	63,121,498	34,220,160
Dividends declared per common share	$0.0600	$0.1525

Net (loss) income attributable to Kite Realty Group Trust common shareholders:
(Loss) income from continuing operations	$(1,074,680)	$876,778
Discontinued operations	—	(175,536)
Net (loss) income attributable to Kite Realty Group Trust common shareholders	$(1,074,680)	$701,242

Kite Realty Group Trust
Funds From Operations
For the Three Months Ended March 31, 2010 and 2009
(Unaudited)

	Three Months Ended March 31,
	2010	2009
Consolidated net (loss) income	$(1,131,124)	$885,978
Less net income attributable to noncontrolling interests in properties	(79,089)	(20,247)
Add depreciation and amortization of consolidated entities, net of noncontrolling interests	8,322,513	7,380,243
Add depreciation and amortization of unconsolidated entities	—	52,136
Funds From Operations of the Kite Portfolio1	7,112,300	8,298,110
Less redeemable noncontrolling interests in Funds From Operations	(796,578)	(1,576,641)
Funds From Operations allocable to the Company1	$6,315,722	$6,721,469

Basic and Diluted FFO per share of the Kite Portfolio	$0.10	$0.20

Basic weighted average Common Shares outstanding	63,121,498	34,184,305
Diluted weighted average Common Shares outstanding	63,317,031	34,220,160
Basic weighted average Common Shares and Units outstanding	71,095,552	42,236,784
Diluted weighted average Common Shares and Units outstanding	71,291,084	42,272,639

____________________
1
“Funds From Operations of the Kite Portfolio” measures 100% of the operating performance of the Operating Partnership’s real estate properties and construction and service subsidiaries in which the Company owns an interest. “Funds From Operations allocable to the Company” reflects a reduction for the redeemable noncontrolling weighted average diluted interest in the Operating Partnership.